Options Exercised and Stock Vested
The number and value of options and stock acquired by our named executive officers in 2010 are set forth in the following table.
Options Exercised and Stock Vested

	Option Awards		Stock Awards
			Number of
	Number of Shares	Value Realized	Shares Acquired	Value Realized
	Acquired on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Ben M. Brigham	—	—	10,000	154,050
Eugene B. Shepherd, Jr.	150,000	2,071,766	10,000	154,050
David T. Brigham	64,000	1,118,965	10,000	154,050
Jeffery E. Larson	81,737	1,019,807	10,000	154,050
A. Lance Langford	129,000	1,762,475	10,000	154,050
Post Termination Compensation
Accelerated Vesting of Stock Options and Restricted Stock
Change of Control Agreements
Each of the named executive officers, other than Ben M. Brigham, has entered into a separate Change of Control Agreement with us providing for automatic vesting of all stock options held by the named executive officer upon the occurrence of a Change of Control and execution of a general release in our favor.
A Change of Control will generally be deemed to have occurred if (A) any “affiliates” and “associates” of a person, together with any nominees or appointees of such person (other than Ben or Anne Brigham, us or any entity or plan established by us) constitute at least 51% of members of our Board of Directors, (B) our stockholders approve a transaction with respect to which persons who were our stockholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors, (C) we sell, lease or exchange or agree to sell, lease or exchange all or substantially all of our assets and following such transaction we do not continue our business following substantially the same business plan or we are to be dissolved and liquidated or (D) any person becomes the beneficial owner directly or indirectly, of our securities representing in the aggregate 50% or more of either the then outstanding shares of common stock or the voting securities, in either such case other than solely as a result of acquisitions of such securities directly from us.

Chief Executive Officer Employment Agreement
Pursuant to Mr. Brigham’s Employment Agreement, upon termination for Good Reason or without Cause, all unvested stock options and shares of restricted stock held by Mr. Brigham shall vest. Cause is generally defined as (A) the willful and continued failure to substantially perform his duties or (B) the willful engaging in misconduct which is materially injurious to us, monetarily or otherwise. Good Reason is generally defined as (A) a material breach by us of the Employment Agreement, or (B) a material diminution of Mr. Brigham’s authority, duties, or responsibilities.
Restricted Stock Agreements
Death
Upon a named executive officer’s termination of employment due to death, any shares of restricted stock held by the named executive officer that have not vested shall be deemed to have vested as of the date of the named executive officer’s death.
Disability or Just Cause
A portion of any unvested shares of restricted stock held by a named executive officer shall vest upon his termination of employment due to a Disability or involuntary termination of the named executive officer by us for reasons other than Just Cause. Disability is generally deemed to have occurred if, in the good faith judgment of the Compensation Committee, the named executive officer has become unable to continue the proper performance of his duties on a full-time basis as a result of his physical or mental incapacity. Just Cause generally includes conduct by the named executive officer that constitutes willful misconduct or gross negligence in the performance of his duties; fraud, dishonesty, or a criminal act; embezzlement of funds or misappropriation of other property, any act or conduct that, in the good faith opinion of the Board of Directors or the President, is materially detrimental to us or reflects unfavorably on us or the named executive officer to such an extent that our best interests reasonably require the named executive officer’s discharge.
Upon such an event, a ratable portion of the number of restricted shares held by the named executive officer that were due to vest next will be deemed to have vested. The ratable portion shall be determined by multiplying the number of shares that were due to vest next by a fraction with a numerator equal to the number of full months which have then elapsed since the last date of termination of a restricted period and a denominator equal to the total number of months between the last date of termination of a restricted period and the next scheduled termination date, and rounding to the closest whole number. The restricted period applicable to such ratable portion shall terminate.
Fundamental Change or Change of Control
If either (A) Ben M. Brigham is no longer both the Chief Executive Officer and Chairman of the Board, or (B) any person becomes the beneficial owner, directly or indirectly, of our securities representing in the aggregate forty-nine percent (49%) or more of either the then outstanding shares of our common stock or our voting power, in either such case, and the named executive officer’s employment is involuntarily terminated within two years, then immediately upon such termination, any unvested restricted shares shall vest fully.
The following table summarizes the number and value of restricted shares that vest upon a fundamental change or change in control. Value is calculated using a year-end market price of $27.24 per share.

		Value of Shares
	Restricted Shares that	Realized Upon
	Vest Upon Change of	Change of
	Control	Control
Name	(#)	($)
Ben M. Brigham	41,041	$1,117,957
Eugene B. Shepherd, Jr.	38,399	1,045,989
David T. Brigham	37,877	1,031,769
Jeffery E. Larson	37,697	1,026,866
A. Lance Langford	37,779	1,029,100

Stock Option Agreements
Death, Disability and Certain Terminations
Upon a named executive officer’s termination of employment due to death or disability or involuntary termination by us for reasons other than fraud, dishonesty or other acts that our Board of Directors determines are materially detrimental to us, a portion of any unvested stock options held by a named executive officer shall vest.
Upon such an event, a ratable portion of the number of stock options held by the named executive officer that were due to vest next will be deemed to have vested. The ratable portion shall be determined by multiplying the number of stock options that were due to vest next by a fraction with a numerator equal to the number of full months which have then elapsed since the last vesting date and a denominator equal to the total number of months between the last vesting date and the next scheduled vesting date, and rounding to the closest whole number.
Fundamental Change
If as a result of any merger or acquisition transaction involving the issuance or redemption of our equity interests, more than 50% of such equity interests is owned by a party other than certain of our affiliates, then immediately prior to such event, all unvested stock options will vest.
The following table summarizes the number and value of options for which vesting is accelerated upon a fundamental change. Value is calculated using the year-end market price of $27.24 per share less the exercise price times the number of options. Options that are out of the money are not included for valuation purposes.

	Number of Securities
	Underlying Options		Value of Options
	Vesting Upon		Realized Upon
	Fundamental	Option Exercise	Change of
	Change of Control	Price	Control
Name	(#)	($)	($)
Ben M. Brigham	24,000	$5.080	$531,840
	80,000	$2.200	$2,003,200
	272,000	$5.955	$5,789,520
	100,000	$19.118	$812,200

Total			$9,136,760
Eugene B. Shepherd, Jr.	14,000	$6.145	$295,330
	24,000	$5.080	$531,840
	80,000	$2.200	$2,003,200
	216,000	$5.955	$4,597,560
	100,000	$19.118	$812,200

Total			$8,240,130
David T. Brigham	12,000	$6.145	$253,140
	24,000	$5.080	$531,840
	80,000	$2.200	$2,003,200
	184,000	$5.955	$3,916,440
	100,000	$19.118	$812,200

Total			$7,516,820
Jeffery E. Larson	12,000	$6.145	$253,140
	24,000	$5.080	$531,840
	80,000	$2.200	$2,003,200
	129,100	$5.955	$2,747,894
	100,000	$19.118	$812,200

Total			$6,348,274
A. Lance Langford	12,000	$6.145	$253,140
	24,000	$5.080	$531,840
	80,000	$2.200	$2,003,200
	168,000	$5.955	$3,575,880
	100,000	$19.118	$812,200

Total			$7,176,260

Severance Benefits
Change of Control Agreements
In addition, the Change of Control Agreements provide for certain severance benefits for named executive officers, other than the Chief Executive Officer, following a Change of Control and the occurrence of a Termination Event. A Termination Event is defined as either termination of employment by us without Cause or termination by the named executive officer with Good Reason.
Cause is generally defined as (A) the named executive officer’s conviction of, or plea of nolo contendere to, any felony of theft, fraud, embezzlement or violent crime causing substantial harm to us or our affiliates, (B) the willful and continued failure by the named executive officer to substantially perform his duties or (C) the willful engaging by the named executive officer in misconduct which is materially injurious to our interests.
Good Reason is generally defined as (A) a material dimunition in the nature or scope of the named executive officer’s duties from those immediately prior to the date on which a Change of Control occurs, (B) a material diminution in the named executive officer’s base compensation from that provided immediately prior to the date on which the Change of Control occurs, (C)any required relocation of the named executive officer of more than fifty miles from the location where the named executive officer was based and performed services immediately prior to the date on which the Change of Control occurs.
Provided the named executive officer executes a general release in our favor, the severance benefits payable following a Change of Control and Termination Event include (A) the payment of a sum equal to two times the named executive officer’s annual base salary and cash bonuses, (B) continued participation in our life and disability insurance plans for a period of 18 months or if earlier, until such time as the named executive officer obtains other employment, (C) continued participation in our health benefit plans as long as such coverage is nontaxable and until such time as the named executive officer obtains other employment and (D) for a period of 5 years, payment of all reasonable legal fees and expenses incurred by the named executive officer in seeking to obtain or enforce any right or benefit under the Change of Control Agreement.
Additionally, if in our determination, the total sum of (i) the payments and benefits to be paid or provided to a named executive officer under the Change of Control Agreement are considered to be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”) and (ii) any other payments and benefits which are considered to be “parachute payments,” to be paid or provided to a named executive officer (the “Total Amount”) exceed the amount such named executive officer can receive without having to pay excise tax with respect to all or any portion of such payments or benefits under Section 4999 of the Code, then the amount payable to the named executive officer shall be reduced to the greater of zero or the highest amount which will not result the named executive officer having to pay excise tax with respect to any payments and benefits under Section 4999 of the Code (the “Reduced Amount”); provided, however, that in the event that the Reduced Amount minus any and all applicable federal, state and local taxes is less than the Total Amount minus any and all applicable federal, state and local taxes, then the reduction of the amount payable to the named executive officer shall not be made.
Chief Executive Officer Employment Agreement
Mr. Brigham’s Employment Agreement provides for severance benefits in the event that he terminates his own employment with us for Good Reason or if we terminate his employment other than for Cause. The severance benefits to be to paid to Mr. Brigham are a sum equal to (A) the amount of his annual base salary that he would have received during the remainder of his employment term under the Agreement, plus (B) an amount equal to the average annual bonus received during the immediately preceding two years, multiplied by the number of years in the remainder of his employment term. Mr. Brigham’s Employment Agreement contains an automatic revolver such that there will never be less than 3 years left in its term.

The following table summarizes the severance, health and life and disability benefits payable to our named executive officers following a Change in Control and Termination Event and to our Chief Executive Officer if we terminate for Good Reason or other than Cause.
Potential Post-Employment Severance Payments
At December 31, 2010

	Estimated		All Other
	Severance Pay	Health Benefits	Benefits	Total
Name	($)	($)(a)	($)(a)	($)
Ben M. Brigham	$2,239,534	$25,151	$896	$2,265,581
Eugene B. Shepherd, Jr.	621,417	25,151	896	647,464
David T. Brigham	526,037	25,151	896	552,084
Jeffery E. Larson	493,092	25,151	2,057	520,300
A. Lance Langford	508,076	25,151	896	534,123

(a)	Health and All Other Benefits calculated using the name executive officers benefit elections in place as of December 31, 2010.